FOR IMMEDIATE RELEASE:

CHINA SUN GROUP HIGH-TECH CO. SUCCESSFULLY COMPLETES TESTING ON NEW BATTERY ANODE PRODUCT
--Full Production of Lithium Iron Phosphate to Commence in April 2009--

LIAONING PROVINCE, CHINA: March 17, 2009: China Sun Group High-Tech Co. (OTCBB: CSGH, "China Sun Group"), which through its wholly-owned subsidiary Dalian Xinyang High-Tech Development Co. Ltd ("DLX") has the second largest cobalt series production capacity in the People's Republic of China ("PRC"), today announced that its in-house R&D, engineering and technical team has successfully completed testing on DLX's latest energy power battery anode material, lithium iron phosphate.

Bin Wang, CEO of China Sun Group, said, “DLX was pleased to have cooperated with three major domestic power battery production companies, two from Shenzhen and the other from Changxing, Zhejiang province, on this project. We are currently testing the stability and cycle curve of the battery, and are procuring the raw material to begin operations. We believe we are on schedule to commence full scale production of lithium iron phosphate in early April 2009.”

Wang added, “We believe an immediate market opportunity exists for the lithium iron phosphate product to be used as an electrode material in automotive lithium-ion batteries. We believe that the safety, economical and environmental benefits of this new product, as compared to the lithium cobalt oxide, can provide DLX with a competitive advantage to achieve continuous growth within a challenging  economic environment.”

DLX previously announced that in September 2008, it had completed trial production of lithium iron phosphate and successfully met the technical requirements of application after being tested by a PRC state authority. In November 2008, the China Brand Promoting Authority accredited DLX’s “Tong Tong” branded lithium iron phosphate with the titles “Priority Choice of Government Procurement” and “Key Promoting Product of High-Tech Industry.”

About China Sun Group

China Sun Group High-Tech Co., ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Dalian Xinyang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn.

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    Contact:

          China Sun Group
          Thomas Yang
          Assistant to the President
          Tel: 917-432-9350 (U.S.) or
          86 411 8289-7752 (China)
          Fax: 86 411 8289-2739
          e-mail: yang_xianfu@yahoo.com.cn